Exhibit 99.1

STARWOOD WAYPOINT RESIDENTIAL TRUST ANNOUNCES

FIRST QUARTER 2014 FINANCIAL AND OPERATING RESULTS

- Results Follow Spin-Off Transaction from Starwood Property Trust, Inc. in January 2014 -

- Record Leasing Results in First Quarter 2014 -

Oakland, California (May 14, 2014) – Starwood Waypoint Residential Trust (NYSE: SWAY) (the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced its operating and financial results for the first quarter 2014.

First Quarter 2014 Highlights

•	Acquired 1,974 homes for an aggregate estimated total investment of $318.4 million, including the acquisition of Waypoint Fund XI, LLC, a portfolio of 707 single-family homes, for $144.0 million.

•	Executed 3,058 leases, increasing percent leased for the total portfolio to 76.6% at March 31, 2014, from 46.2% at December 31, 2013.

•	The percentage of leased homes owned 180 days or longer improved to 90.4% at March 31, 2014 from 65.1% at December 31, 2013.

•	The percentage of leased homes at least 90-days past initial rent-ready improved to 96.3% at March 31, 2014, from 93.6% at December 31, 2013.

•	The total portfolio of stabilized and non-stabilized rental homes was 7,204 homes at March 31, 2014. The average investment per home was $143,200, including acquisition costs and both post-acquisition renovation and upgrade costs.

•	Core Funds From Operations (“Core FFO”) was a loss of $5.5 million or ($0.14) per diluted share.

•	Acquired 494 Non-Performing Loans (“NPLs”) for $101.3 million, representing 64.0% of Broker Price Opinion (“BPO”).

•	NPL portfolio at March 31, 2014 included 2,095 loans at a total purchase price of $302.5 million, representing 61.6% of BPO.

•	Closed $850.0 million of credit facility financing during the quarter; subsequent to quarter-end, received commitments for an additional $500.0 million of credit facility financing, with a $250 million accordion feature accommodating a potential increase to $1.6 billion in total debt capacity.

•	At March 31, 2014, the Company estimates its Net Asset Value (“NAV”) to be approximately $30.21 per share.

“We are pleased with the momentum in our business in the first quarter of 2014 and look forward to building on our accomplishments following the successful completion of our spin-off transaction from Starwood Property Trust, Inc. at the end of January 2014,” stated Gary Beasley, the Company’s Co-Chief Executive Officer. “During the quarter, we saw leasing and acquisition activity accelerate, particularly in March. We produced solid leasing rates, improved portfolio metrics, and grew our portfolio with incremental, attractive investments.”

Added Doug Brien, Co-Chief Executive Officer, “Given our record leasing performance in the first quarter, which we expect will begin contributing to our results starting in the second quarter, we are well-positioned as we move through the balance of 2014. We expect that our stabilized portfolio will deliver improving operating metrics and anticipate Core FFO turning positive later this year. Further, we will continue to leverage our industry-leading operating platform, proprietary technology and local market intelligence to acquire additional single-family homes and residential non-performing mortgage loans to grow our platform, increase cash flows and create value for our shareholders.”

First Quarter 2014 Financial Results

The Company generated total revenues of $21.5 million for the first quarter of 2014, compared to $1.5 million for the first quarter 2013. The increase in revenues resulted from significant growth in the portfolio of homes during the past 12 months. Expenses totaled $36.5 million, resulting in an operating loss of $15.0 million. Expenses included approximately $3.5 million of one-time costs associated with the Company’s formation and spin-off from Starwood Property Trust, Inc., which was completed in January 2014. The Company’s net loss after taxes was $15.3 million, or ($0.39) per share. This compares to a net loss of $3.4 million for the first quarter of 2013, or ($0.09) per share. Core FFO was ($5.5) million, or ($0.14) per share.

Portfolio

During the first quarter 2014, the Company acquired 1,974 homes for an aggregate estimated total investment of $318.4 million, or $147,500 per home not including investment costs added for renovation. Included in this total was the acquisition, completed in March, of Waypoint Fund XI, LLC, a portfolio of 707 single-family homes for $144.0 million, or $203,700 per home. Approximately half of this portfolio is located in California and nearly one-fifth is located in Florida where the Company already has a large concentration of homes.

At March 31, 2014, the Company owned a total portfolio of 7,204 rental homes, which was 76.6% leased, which compares to the December 31, 2013 total portfolio of 5,325 rental homes which was 46.2% leased. The percent leased for the stabilized portfolio of 5,142 homes was 96.4% at March 31, 2014. The percentage of leased homes owned 180 days or longer improved to 90.4% at March 31, 2014 compared to 65.1% at December 31, 2013. The portfolio of 4,525 homes that have been rent-ready for a minimum of 90 days was 96.3% leased at March 31, 2014, compared to 93.6% for the 1,998 homes that were rent-ready for a minimum of 90 days at December 31, 2013.

In the first quarter 2014, the Company acquired 494 NPLs for $101.3 million, representing 64.0% of BPO. At March 31, 2014, the Company owned 2,095 loans at a total purchase price of $302.5 million, representing 61.6% of BPO.

Balance Sheet and Financial Activity

At March 31, 2014, the Company had $401.7 million of debt outstanding, with a weighted average interest rate of 3.15%, and weighted average term to maturity of 2.4 years.

In February 2014, the Company entered into a $500 million secured credit facility with Citibank. Subsequent to the end of the quarter, the Company received commitments to refinance and increase the size of the secured credit facility to $1.0 billion of available capacity. The new credit facility, when closed, will include an accordion feature that permits the Company to expand the capacity of the facility to $1.25 billion.

In March, the Company entered into a $350 million master repurchase agreement with Deutsche Bank, which has been used to finance the acquisition of pools of residential mortgage loans. Advances under the repurchase agreement accrue interest at LIBOR plus 300 basis points. The initial maturity date of the facility is September, 2015, with a one-year extension option under certain circumstances.

On April 21, 2014, the Company’s board of trustees authorized a share repurchase program. Under the program, the Company may purchase up to $150 million of its common stock beginning April 17, 2014 and ending April 17, 2015.

First Quarter 2014 Conference Call

A conference call is scheduled on Wednesday, May 14, 2014, at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2014. The domestic dial-in number is 1-877-705-6003 (for U.S. and Canada) and the international dial-in number is 1-201-493-6725 (passcode not required). An audio webcast may be accessed at www.starwoodwaypoint.com, in the investor relations section. A replay of the call will be available through June 14, 2014, and can be accessed by calling 1-877-870-5176 (U.S. and Canada) or 1-858-384-5517 (international), replay pin number 13580693, or by using the link at www.starwoodwaypoint.com, in the investor relations section.

Additional information

A copy of the First Quarter 2014 Supplemental Information Package and this press release are available on our website at www.starwoodwaypoint.com. This information has also been furnished to the SEC in a Current Report on Form 8-K.

Other Matters

The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) Institutional Investor Forum in New York, NY from June 3-5, 2014. The Company will present and conduct a question and answer session at the event. Details on how to access a webcast of the Company’s presentation will be available in advance of the conference event at the Company’s website at www.starwoodwaypoint.com, in the investor relations section.

About Starwood Waypoint Residential Trust

Starwood Waypoint Residential Trust is a REIT that acquires, renovates, leases, maintains and manages single-family homes. Starwood Waypoint Residential Trust is Reinventing Renting™ by building a leading, nationally recognized brand that is based on a foundation of respect for its residents and the communities in which it operates. The Company also invests in non-performing loans to supplement its growth, and seeks optimal resolutions for each loan by working with interested and qualified borrowers to find the most appropriate solutions to keep them in their homes, or alternatively converting loans into homes for rent or sale.

Forward Looking Statements

The statements herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact the Company’s financial results. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, acquisition and disposition activity, renovation activity, general conditions in the geographic areas where we operate, our debt and financial position — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets, and interest rates, (iii) increased or unanticipated competition for our homes, (iv) risks associated with acquisitions, dispositions and renovation of homes, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in distressed and non-performing residential mortgage loans, (viii) environmental uncertainties, including risks of natural disasters, and (ix) those additional factors discussed in reports filed with the Securities and Exchange Commission by the Company under the heading “Risk Factors.” The Company undertakes no duty to update any forward-looking statements appearing in herein.

Starwood Waypoint Residential Trust

Consolidated Balance Sheets

	As of
($ in thousands)	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Investments in real estate:
Land	$183,803	$88,826
Building and improvements	583,617	349,532
Development costs	343,183	306,557

Total	1,110,603	744,915
Less: accumulated depreciation	(11,045)	(5,730)

Investments in real estate properties, net	1,099,558	739,185
Real estate held for sale, net	8,353	10,168

Investments in real estate, net	1,107,911	749,353
Non-performing loans	196,866	214,965
Non-performing loans (fair value option)	101,336	—
Resident and other receivables, net	3,909	1,261
Cash and cash equivalents	98,622	44,613
Restricted cash	15,550	3,331
Deferred leasing costs and lease intangibles, net	5,947	494
Deferred financing costs, net	10,530	—
Other assets	10,849	4,391

Total assets	$1,551,520	$1,018,408

LIABILITIES AND EQUITY
Liabilities:
Credit facilities	$401,686	$—
Accounts payable and accrued expenses	35,834	22,434
Resident security deposits and prepaid rent	8,835	3,918

Total liabilities	446,355	26,352

Equity:
Shareholders’ equity:
Common shares, at par	391	—
Additional paid-in-capital	1,117,726	1,018,267
Accumulated deficit	(14,387)	(27,848)

Total shareholders’ equity	1,103,730	990,419
Non-controlling interests	1,435	1,637

Total equity	1,105,165	992,056

Total liabilities and equity	$1,551,520	$1,018,408

Starwood Waypoint Residential Trust

Consolidated Statements of Operations

	For the Three Months Ended
($ in thousands, except shares and per share data)	March 31, 2014	March 31, 2013
	(unaudited)
Revenues:
Rental revenues	$13,765	$1,124
Other property revenues	479	41
Gain on non-performing loans, net	1,843	359
Gain on loan conversions, net	5,414	—

Total revenues	21,501	1,524

Expenses:
Property operating and maintenance	6,032	394
Real estate taxes and insurance	3,143	623
Mortgage loan servicing costs	4,882	—
Non-performing loan management fees and expenses	2,006	1,006
General and administrative	5,815	1,454
Investment management fees	2,757	—
Separation costs	3,543	—
Acquisition pursuit costs and property management engagement costs	554	655
Interest expense, including amortization	1,500	—
Depreciation and amortization	5,473	657
Impairment of real estate	834	55

Total expenses	36,539	4,844

Operating loss	(15,038)	(3,320)
Other income (expense)
Gain (loss) on sales of investments in real estate, net	(145)	87

Total other income and expenses	(145)	87

Loss before income taxes	(15,183)	(3,233)
Income tax expense	135	162

Net loss	(15,318)	(3,395)
Net loss attributable to non-controlling interests	10	6

Net loss attributable to common shareholders	$(15,308)	$(3,389)

Net loss per share - basic	$(0.39)	$(0.09)
Net loss per share - diluted	$(0.39)	$(0.09)

Number of shares used in per share computations - basic	39,110,969	39,110,969
Number of shares used in per share computations - diluted	39,110,969	39,110,969

Definitions of Non-GAAP Financial Measures

Funds From Operations (“FFO”) and Core FFO

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by NAREIT as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our single family home business because historical cost accounting for real estate assets in accordance with generally accepted accounting principles (“GAAP”) assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated homes, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

We believe that Core FFO is a meaningful supplemental measure of our operating performance for the same reasons as FFO and adjusting for non-routine items that when excluded allows for more comparable periods. Our Core FFO begins with FFO as defined by the NAREIT White Paper and is adjusted for: acquisition fees expensed, non-recurring acquisition pursuit costs and property management costs; non-recurring costs associated with the separation, and other non-comparable items as applicable.

Management also believes that FFO/Core FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO/Core FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO/Core FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT or similar Core FFO definition. For a reconciliation of FFO and Core FFO to net loss attributable to common shareholders determined in accordance with GAAP see below.

Starwood Waypoint Residential Trust

Funds From Operations

For the Three Months Ended
($ in thousands, except shares and per share data)	March 31, 2014
(unaudited)
Reconciliation of net loss to FFO
Net loss attributable to common shareholders	$(15,308)

Add (deduct) adjustments to net loss to get to FFO:
Depreciation and amortization on real estate assets	5,473
Non-controlling interests	(10)

Subtotal - NAREIT defined FFO	(9,845)

Add (deduct) adjustments to FFO to get to Core FFO:
Acquisition fees expensed	261
Non-recurring acquisition pursuit costs and property management costs	554
Non-recurring costs associated with the Separation	3,543

Core FFO	$(5,487)

Core FFO per share - basic	$(0.14)
Core FFO per share - diluted	$(0.14)

Weighted average shares - basic	39,110,969
Weighted average shares - diluted	39,110,969

Estimated Net Asset Value (“NAV”)

We define Estimated NAV as the estimated value of all assets net of liabilities. To calculate the Estimated NAV, the historical net investments in real estate and non-performing loans (“NPL”) at carrying value are deducted from total shareholders’ equity and the Estimated SFR Value and NPL Value are added. The costs of selling properties in the portfolio, including commissions and other related costs are not deducted for the purpose of calculating the Estimated Single-Family Home Rental (“SFR”) Value and Estimated NAV. Further, future promoted interests on the NPL portfolio are not deducted for the purpose of calculating Estimated SFR & NPL Value and Estimated NAV. We consider Estimated NAV to be an appropriate supplemental measure as it illustrates the estimated imbedded value in our SFR Portfolio and NPL Portfolio that is carried on our balance sheet at cost. The Estimated SFR Value, Estimated NPL Value and Estimated NAV are non-GAAP financial measures. However, they are provided for informational purposes to be used by investors in assessing the value of the assets. A reconciliation of total shareholders’ equity to Estimated NAV is provided below.

Starwood Waypoint Residential Trust

Estimated Net Asset Value

	March 31, 2014
($ in thousands, except shares and per share data)	Amount	Per Share
	(unaudited)
Investments in real estate properties, gross	$1,110,603	$28.40
Less: Accumulated depreciation	(11,045)	(0.28)
Add: Real estate held for sale, net	8,353	0.21

Investments in real estate, net	1,107,911	28.33
Add: Increase in estimated fair value of investments in real estate	68,263	1.75
Less: Estimated renovation reserve	(42,822)	(1.09)

Estimated SFR Value	1,133,352	28.99
Non-performing loans	196,866	5.03
Non-performing loans (fair value option)	101,336	2.59
Add: Increase in estimated fair value of non-performing loans	52,259	1.33

Estimated NPL Value	350,461	8.95

Estimated SFR & NPL Value	$1,483,813	$37.94

Total shareholders’ equity	$1,103,730	$28.22
Less: Investments in real estate, net	(1,107,911)	(28.33)
Less: Non-performing loans	(196,866)	(5.03)
Less: Non-performing loans (fair value option)	(101,336)	(2.59)
Add: Estimated SFR & NPL Value	1,483,813	37.94

Estimated NAV	$1,181,430	$30.21

Number of Shares		39,110,969

These metrics should be considered along with other available information in valuing and assessing the Company, including our GAAP financial measures and other cash flow and yield metrics. These metrics should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as measures of profitability or liquidity. Further, not all REITS compute the same non-GAAP measure; therefore, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other REITs.

Certain terms as used in this earnings release are defined and further explained in the First Quarter 2014 “Supplemental Operating & Financial Data” section of the full earnings release available on the Company’s website at www.starwoodwaypoint.com.

Contact:

Investor Relations

Phone: 510-987-8308

Email: IR@waypointhomes.com

Media Relations

Jason Chudoba

Phone: 646-277-1249

Email: Jason.chudoba@icrinc.com